Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-73454) of Asante Technologies, Inc. of our report dated October 30, 1998, except as to Note 10, which is as of December 30, 1998, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
December 30, 1998